EXHIBIT 10.1

Notice of Grant of Restricted Stock Units Award Agreement

Employee	RSU Number:	[number]
[Name]	Plan:	2005

Effective [grant date], you have been granted an award of [number] restricted stock units.  The initial value of this award is $[value].

Each restricted stock unit represents a right to a future payment equal to one share of The Brink’s Company common stock.  Such payment will be made in shares of The Brink’s Company common stock.

Subject to your continued employment by the Company or one of its subsidiaries as of the relevant settlement date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement) you shall be entitled to receive (and the Company shall deliver to you) within 75 days following the relevant settlement date set forth below, the number of Shares underlying this award scheduled to be settled as of such date as set forth below:

Shares	Settlement
[number]	[Date]
[number]	[Date]
[number]	[Date]

Additional terms and conditions applying to this grant are contained on pages two through five of this Award Agreement and the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page six of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of The Brink’s Company 2005 Equity Incentive Plan as amended (receipt of a copy of which is hereby acknowledged), as well as this Award Agreement, all of which are incorporated as a part of this document.

The Brink’s Company	Date

Employee	Date

Restricted Stock Units Award Agreement

This AWARD AGREEMENT dated as of [date], is between The Brink’s Company, a Virginia corporation (the “Company”), and the employee identified on page one of this Award Agreement (the “Employee”), an employee of the Company or of a subsidiary of the Company.

By resolution dated on the date of this Award Agreement, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to The Brink’s Company 2005 Equity Incentive Plan as amended (the “Plan”), a copy of which Plan has heretofore been furnished to the Employee, as a matter of separate inducement and agreement in connection with the employment of the Employee by the Company or any of its subsidiaries, and not in lieu of any salary or other compensation for the Employee’s services, granted to the Employee a restricted stock units award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1.  Subject to all the terms and conditions of the Plan, the Employee is granted the restricted stock units award (the “Award”) as set forth on page one of this Award Agreement.

2.  Subject to the Employee’s continued employment by the Company or one of its subsidiaries as of the relevant settlement date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement), the Employee shall be entitled to receive (and the Company shall deliver to the Employee) within 75 days following the relevant settlement date set forth on page one of this Award Agreement (or, if applicable, within 75 days following the settlement date set forth in paragraph 3(a) of this Award Agreement or Section 12(g) of the Plan), the number of Shares underlying this Award scheduled to be settled on such date as set forth on page one of this Award Agreement (or such paragraph 3(a) or Section 12(g)).

3.  If the Employee shall cease to be an employee of the Company or an Affiliate:

(a)         if termination of employment is by reason of the Employee’s death or permanent and total disability, any portion of the Award as to which the settlement date has not theretofore occurred shall be fully settled (and delivered subject to the time periods specified in paragraph 2 above) as of the date of such termination of employment;

(b)         if termination of employment is by reason of Retirement, as defined below, any portion of the Award as to which the settlement date has not theretofore occurred shall remain outstanding and be settled on the applicable dates as specified in paragraph 2 of this Award Agreement or Section 12(g) of the Plan (as supplemented by paragraph 6 of this Award Agreement), as applicable;

(c)         if termination of employment is by reason other than as provided in paragraph 3(a) or 3(b) above, any portion of the Award as to which the settlement date has not theretofore occurred shall be canceled as of the date of such termination of employment and shall have no further force or effect.

(d)         For purposes hereof, “Retirement” shall mean the termination of an Employee’s employment on or after the date on which the Employee has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries; provided that the Employee’s employment is not terminated for Cause.  For purposes hereof, “Cause” shall mean (i) embezzlement, theft or misappropriation by the Employee of any property of the Company, (ii) the Employee’s willful breach of any fiduciary duty to the Company, (iii) the Employee’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (iv) the Employee’s gross incompetence in the performance of the Employee’s job duties, (v) commission by the Employee of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) the failure of the Employee to perform duties consistent with a commercially reasonable standard of care or (vii) any gross negligence or willful misconduct of the Employee resulting in a loss to the Company.

4.  The Shares underlying the Award, until and unless delivered to the Employee, do not represent an equity interest in the Company and carry no dividend or voting rights.  The Employee will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been properly delivered to the Employee in accordance with this Award Agreement.  For the avoidance of doubt, no dividend equivalents will be paid on restricted stock units comprised in this Award.

5.  In accordance with Section 14(b) of the Plan, if the Employee hereunder is subject to the income tax laws of the United States of America, the Company shall withhold from the payment to the Employee a sufficient number of shares to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment.

6.  (a) In the event of a Change in Control, this paragraph 6 shall apply and shall supersede the provisions of Section 12(g) of the Plan to the extent inconsistent therewith.  If at the time of such Change in Control, (i) the Employee is eligible for Retirement, as defined in paragraph 3(d), and (ii) the transaction(s) constituting such Change in Control do not constitute a change in the ownership or effective control of a corporation, or change in the ownership of a substantial portion of the assets of a corporation, as such terms are defined for purposes of Section 409A of the Code, any portion of the Award as to which the settlement date has not theretofore occurred shall remain outstanding and be settled on the applicable dates as specified in paragraph 2.

(b)           If the provisions of paragraph 6(a) are invoked such that a Change in Control occurs and any portion of this Award continues to be outstanding thereafter, the value of the restricted stock units granted hereunder that remain outstanding shall be determined based on the value per common share of the Company implied by the Change in Control transaction and such value shall be paid in cash without interest on the applicable settlement date for such restricted stock units, as specified in paragraph 2.

7.  The Award is not transferable by the Employee otherwise than by will or by the laws of descent and distribution.

8.  The provisions of this paragraph 8 shall apply notwithstanding any provision in this Award Agreement or the Plan to the contrary.

(a)           It is intended that the provisions of this Award Agreement comply with Section 409A of the Code, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)           Neither the Employee nor any creditor or beneficiary of the Employee shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of the Employee hereunder may not be reduced by, or offset against, any amount owing by the Employee to the Company (or an affiliate, as applicable).

(c)           If, at the time of the Employee’s separation from service (within the meaning of Section 409A), (i) the Employee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company (or an affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service.

(d)           Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to the Plan and this Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

9.  All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference.  The Board of Directors of the Company or the Committee may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  This Award Agreement may at any time be amended by mutual agreement of the Committee (or a designee thereof) and the holder of the Award.  Prior to a Change in Control of the Company, this Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged.  Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board of Directors of the Company shall be final, conclusive and binding on the Company and the holder of the Award.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

10.  All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below.  Such addresses may be changed at any time by notice from one party to the other.

11.  This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

The Brink’s Company	Date

Employee	Date

Street address, City, State & ZIP